UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 09, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2022, Crinetics Pharmaceutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with San Diego 1 LLC (the “Landlord”) for laboratory and office space located at 6055 Lusk Blvd., San Diego, California (the “Premises”). The Company expects to move its corporate headquarters to the Premises upon the Company’s substantial completion of improvements in the Premises which is expected to occur in the third quarter of 2023.

Under the terms of the Lease, starting on the earlier of (i) the date which is ten (10) months after substantial completion of demolition work, which date is expected to be on or about August 1, 2023, or (ii) the date of the Company’s substantial completion of improvements in the Premises and first occupancy of the Premises for business purposes (the “Commencement Date”), the Company will lease approximately 94,230 square feet in the Premises (the “Rented Area”) at a base rent of $5.65 multiplied by the Rented Area paid on a monthly basis, subject to annual 3% increases, with six months of rent abatement in the first year. The Company is also responsible for certain operating expenses and taxes during the term of the Lease. The Lease provides the Company with specified tenant improvement and landlord work allowances. Pursuant to the Lease, the Company delivered a letter of credit to the Landlord in the amount of $800,000. The Lease has an initial term that expires on the date immediately preceding the one hundred thirty-seventh (137th) monthly anniversary of the Commencement Date; provided, that if the Commencement Date is a date other than the first day of a month, then such expiration date shall be the last day of the month which is one hundred thirty-seven (137) full calendar months after the month in which the Commencement Date falls. The Company has (i) two options to extend the Lease Term for an additional period of five (5) years each, and (ii) a right of first offer on adjacent space to the Premises, subject to the terms and conditions of the Lease.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete copy of such agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	September 14, 2022	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer